UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2017

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

565 Fifth Avenue, New York, New York		10017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Telesat Canada ("Telesat") has informed Loral Space & Communications Inc. ("Loral") that the $250.8 million received from Telesat on January 27, 2017 exceeded by $8.1 million Loral’s proper share of the previously announced cash distribution by Telesat of approximately $400 million. Loral’s share of the cash distribution is $242.7 million, and, on February 28, 2017, Loral refunded to Telesat $8.1 million of the $250.8 million previously received.

Loral intends to use the proceeds of the distribution from Telesat, net of reasonable reserves for working capital and other liabilities, to make a distribution to its stockholders. There can be no assurance as to the amount and timing of any such distribution.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

February 28, 2017	By:	Avi Katz

Name: Avi Katz
Title: President, General Counsel and Secretary